UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 4, 2008

BioCryst Pharmaceuticals, Inc.
 (Exact name of registrant as specified in its charter)

Delaware	000-23186	62-1413174
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2190 Parkway Lake Drive, Birmingham, Alabama	35244
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (205) 444-4600

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 10, 2008, BioCryst Pharmaceuticals, Inc. (the “Company”) announced it had hired Thomas J. Simon as a consultant and interim Chief Medical Officer. The Company has undertaken a search to find a permanent successor to Dr. Simon.

As a result of this change, Dr. W. James Alexander will assume the role of Vice President Clinical Development.

Item 9.01. Financial Statements and Exhibits:

Exhibit No.	Description
99.1	Press release dated January 10, 2008 entitled “BioCryst Strengthens Its Expertise in Clinical Development by adding Thomas J. Simon, M.D. as Interim Chief Medical Officer to Meet Growing Product Development and Commercial Opportunities

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 10, 2008	BioCryst Pharmaceuticals, Inc.
	By:	/s/ Michael A. Darwin

Michael A. Darwin
Vice President Finance

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated January 10, 2008 entitled “BioCryst Strengthens Its Expertise in Clinical Development by adding Thomas J. Simon, M.D. as Interim Chief Medical Officer to Meet Growing Product Development and Commercial Opportunities”